United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2009

Community Capital Corporation
(Exact name of registrant as specified in its charter)

South Carolina	0-18460	57-0866395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1402-C Highway 72, Greenwood, South Carolina	29649
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (864) 941-8200

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 22, 2009, Community Capital Corporation issued a press release regarding its preliminary operating results for the quarter ended March 31, 2009. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

In addition to the forgoing, Community Capital Corporation announced on April 22, 2009, that the Board of Directors voted on April 21, 2009 to suspend the payment of the quarterly cash dividend on the corporation's common stock effective immediately as a prudent means of capital preservation in light of the current economic conditions.

The corporation also announced the withdrawal of its application for funds pursuant to the TARP Capital Purchase Program. As a result of the current uncertainty of the government's investment in financial institutions and the perceived unduly burdensome requirements imposed by the government on the entities that receive the Tarp funds, the Board of Directors determined that the withdrawal of the corporation's application for TARP funds was in the best interest of Community Capital Corporation and its shareholders.

Item 9.01. Financial Statements and Exhibits.

(a) - (c)            Not applicable.

(d) Exhibits.

Exhibit 99.1     Press Release of Community Capital Corporation dated April 22, 2009.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Capital Corporation
Date: April 22, 2009	By: /s/ R. WESLEY BREWER R. Wesley Brewer Chief Financial Officer

Exhibit Index
Exhibit

99.1	Press Release of Community Capital Corporation dated April 22, 2009.